CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 21, 1996 appearing on page F1 of MicroFrame, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 1996.


/s/ Coopers & Lybrand L.L.P.


COOPERS & LYBRAND L.L.P.
New York, New York
October 21, 1996